UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 18, 2006
Date of Report (Date of earliest event reported)

Global Developments Inc.
(Exact name of registrant as specified in its charter)

DELAWARE	98-0453932
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 510 - 999 West Hastings Vancouver, B.C.	V6C 2W2
(Address of principal executive offices)	(Zip Code)

604-685-7552
Issuer's telephone number

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01   OTHER EVENTS

The attached announcement was released to the news media on December 18, 2006.

GLOBAL INVESTMENT UPDATE: Helixus Productions Completes Second Round of Celebrity Interviews for Feature Documentary

Vancouver, December 18, 2006 - Global Developments, Inc. (PINKSHEETS: GBDP), a publicly traded venture capital company, is pleased to provide the following update with respect to Helixus Productions, a movie production company with which Global has a feature documentary joint venture.

Helixus Productions has completed an extensive round of interviews through Southern California to complement its first round of interviews conducted throughout mainland Europe (Cannes, Amsterdam, Hamburg, and Ibiza) and United Kingdom (London and Liverpoole). Over 40 interviews have been conducted to date for their production of "The Psychedelic Revolution", a 100-minute feature documentary and mini-series which explores the origin, flowering and long-term influence of psychedelia, a subculture that in the 1960s achieved a mass influence. Through interviews with many of its key innovators, the feature will show how revolutionary new art forms were created as an expression of the counterculture and utilized as a tool for tearing down the existing establishment. The documentary is a serious investigation of the phenomenon and long-term impact of this cultural shift. The film features interviews with many of the key innovators, as well as music, period stock footage and current footage of locations of many of the events covered in the film and psychedelic images as transitions.

The film is being produced by Karl Ferris, who is recognized as the innovator of psychedelic photography. A Photographer to the "British Rock Elite", Ferris was invited to create their images, costumes, look, and album covers, which he achieved, as the personal photographer to Jimi Hendrix, Eric Clapton, Donovan, Graham Nash, and the Hollies.

Karl Ferris met with Jimi Hendrix in 1967, and after showing him his photography, Hendrix remarked to him: “You are doing with photography, what I’m doing with music, going far out beyond the limits”. Hendrix then asked Ferris to be his photographer and to re-shoot the UK version of the album Are You Experienced. rl began creating a new look for Jimi Hendrix and his bandmates, carefully designing their clothing, hairstyle, and appearance. He created the famous photograph used for Jimi’s first US record album cover, which he also designed. His images appeared on all three US Album covers released during Hendrix’s life, Are You Experienced, Axis: Bold as Love, and Electric Ladyland. Karl also created the album cover images for four of Donovan’s albums, The Hollies' Evolution, and many others. He was also instrumental in creating their look for the shoots, which then became their recognized public image. During the years 1967-69, Karl Ferris was one of the preferred photographers to the British Rock elite, shooting many photos, as well as designing concert posters and album covers. Ferris also created a stage light show for Pink Floyd, which is believed to be the first ever stage light show in England in 1966.

The following is a list of the current interviewees that have participated in the documentary to date:

Alan Aldridge (graphic designer; editor, Beatles Illustrated Lyrics)
Birgitta Bjerke (fashion designer)
Patti Boyd (60s model; wife of George Harrison & Eric Clapton)
Jim Byrnes (Juno award winning musician; Genie nominated actor; Highlander)
Peter Coyote (actor; 60s political activist The Diggers; San Francisco Mime Troupe)
John Densmore (drummer, The Doors)
Pamela Des Barres (LA member of Zappa’s GTOs; authour ‘I’m With the Band’)
Keith Emerson (musician The Nice; Emerson, Lake & Palmer)
Karl Ferris (photographer - Hendrix ‘Are You Experienced’; Donovan; The Hollies)
Wavy Gravy (Master of Ceremonies, Woodstock; Hog Farm Commune)
Christoph Grunenberg (Director - Tate Gallery Liverpool; Curator - exhibit ‘Summer of Love’)
John Van Hamersveld (graphic artist: Beatles ‘Magical Mystery Tour’, Rolling Stones ‘Exile on Main Street’; Jefferson Airplane; ‘Endless Summer’)
Colin Hanton (drummer ‘The Quarrymen’ - John Lennon’s original band)
Simon Hayes (Mayfair Publicity - Hendrix, Cream, The Fool)
George Hunter (musician, The Charlatans; graphic designer Charlatans, Quicksilver)
Mickey Jones (drummer, Bob Dylan’s electric 1966 World Tour)
Alton Kelly (The Family Dog; poster designer Grateful Dead, Wings, Rolling Stones)
Astrid Kirchherr (Hamburg photographer of Beatles; creator of ‘moptop’)
Marijke Koger (graphic designer; The Fool; wardrobe stylist for Beatles)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Developments Inc.

Date: December 18, 2006	By:	/s/ John D. Briner
John D. Briner
President